Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contacts: Kelly Striewski / Heather McGuire
B|W|R Public Relations / 310.550.7776
kstriewski@bwr-la.com / hmcguire@bwr-la.com

RESTAURATEUR DAVID OVERTON AND CHEF MOHAN ISMAIL

TO OPEN ROCKSUGAR PAN ASIAN KITCHEN

Southeast Asian Restaurant to Open June 19th in Century City

Century City, CA (June 16, 2008) — An upscale casual destination from restaurateur David Overton (The Cheesecake Factory, Grand Lux Cafe) and Singapore-raised, New York-trained chef Mohan Ismail (Spice Market, Tabla, Blue Hill), RockSugar Pan Asian Kitchen will showcase the cuisines of Thailand, Vietnam, Malaysia, Singapore, Indonesia and East India when it opens its ornate doors at Westfield Century City on June 19 at 5:30 p.m.

“L.A. is a natural launching pad for a pan-Asian restaurant concept, given the exciting dynamic of the Pacific Rim and the influence of Asian culture in this city,” explains Overton.

Drawing upon memories of family meals his mother used to make, executive Chef Ismail folds in his vast culinary experience at some of the best Southeast Asian and upscale restaurants in New York.  RockSugar, which takes its name from an essential ingredient used by Asian chefs, offers a sweet place of discovery for uninitiated taste buds and a palace of delight for purists.  “This isn’t fusion cuisine; it’s not East meets West,” says Ismail.  While bringing greater subtlety to the traditional dishes of the region, as well as a high degree of creativity in their presentation, the master chef aims to capture the spirit and authentic flavors of Southeast Asia.

The genesis of RockSugar can be traced back to April of 2005, when Ismail began a three-year collaboration with Overton to invent a completely new destination concept.  As founder/CEO of The Cheesecake Factory, Overton had long been enamored with Asian philosophy and culture.  With a long tradition of developing new recipes, regularly whittling down hundreds of ideas for menu items, Overton and Ismail began to collaborate on a new forum for pan-Asian cuisine.

In developing an innovative menu that explodes with clean flavors, freshness and vibrant color — emphasizing lighter, low-carb selections — Ismail has brought together the exhilarating tastes of a half-dozen Southeast Asian nations at RockSugar.  Among the signature dishes of each are those of Thailand (Green Curry Chicken, Green Mango & Papaya Salad), Vietnam (Caramel Shrimp, Beef/Chicken Pho), Malaysia (Sambal Eggplant, Nyonya Seafood Laksa), Singapore (Chili Crab, Hainan Pork), Indonesia (Beef/Chicken Satay, Ginger Fried Rice) and East India (Chicken Tikka, Shrimp Curry).  While some spices (e.g., ginger, Thai basil, chili, lemongrass) are commonly used across the region, others, like rau ram (a Vietnamese mint akin to coriander) and calamansi (Southeast Asian lime), bring distinct flavors to such exotic items as Grapefruit Jicama Salad and the Mussels & Clams appetizer.

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An onsite dessert kitchen allows RockSugar to create fresh-made treats that infuse traditional French flair into nearly a dozen Asian-influenced items.  The Caramelized Banana Custard Cake, with its milk chocolate ice cream, malted milk anglaise and praline peanuts, recreates a beloved flavor profile inspired by Ismail’s childhood breakfast in Singapore.  Kulfi, a dense Indian-style ice cream, offers a cool option in three distinct flavors: Ovaltine™ (also pairing cocoa and malt), pistachio and mango.  Also featured are seasonal desserts, taking advantage of local farmers-market produce, such as a Strawberry-Ginger Shortcake made with Oxnard-based Harry’s Berries fruit along with elderflower syrup, a fragrant reduction especially popular in Vietnam.

The restaurant also features a full-service bar with an extensive wine list and exotic cocktails.  Among its potential signature cocktails are such intriguing concoctions as Quince Margarita (tequila, quince puree and fresh kaffir lime) and Blood Orange Sangria (champagne, reisling, blood orange puree, tropical fruit, kaffir and calamansi).

RockSugar, where dishes are served Asian family-style to create an atmosphere that encourages sharing and conversation, makes an impression even before customers pass through its oversized red doors, framed by gold leaf-overlaid columns, Burmese Buddha statues and naga (dragon) sculpture.  The design and décor were inspired by a hotel in the Maldives and incorporates the resort feel of Southeast Asia.  Its spacious, 7,500-sq. ft. interior is distinguished by soaring ceilings, handcarved timber beams, limestone flooring and ornate Asian art, combined with the warm colors of saffron and plum inspired by the robes of Buddhist monks.  Along with wall fountains in its courtyard, two water walls line its 1,850-sq. ft. patio.

RockSugar Pan Asian Kitchen will be open from 11:30am until 10:00pm Sunday through Thursday, and from 11:30am until 11:00pm Friday and Saturday.  Valet parking available, reservations encouraged: (310) 552-9988 or online at www.opentable.com.  RockSugar is located at 10250 Santa Monica Boulevard, Suite 654, Los Angeles, CA 90067.  For additional information please visit www.rocksugarpanasiankitchen.com.

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